UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported) February 14, 2001


                                ADATOM.COM, INC.
               (Exact name of registrant as specified in charter)


         Delaware                      0-22947                   43-1771999
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


                  9800 S. Sepulveda Blvd., Suite 625              90802-4322
               (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code (310) 342-0760



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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On November 28, 2000 Dr. Sridhar Jagannathan resigned as Chief technology Officer and from the Board of Directors of Adatom.com, Inc. (the "Company" or "Adatom").

On December 26, 2000 Richard Barton resigned as Chief Executive Officer and President of the Company.

On December 26, 2000, the entire Board of Directors consisting of Richard Barton, Victor Nee, Ralph Frasier, Debra Shaw appointed Gordon Lee Chief Executive Officer, President and Director of the Company prior to resigning from the Board of Directors themselves. Presently, Gordon Lee is the Company's sole Director. Under Delaware corporate law a corporation may have as few as one director.

On January 11, 2001, the Company issued 10,000,000 shares of common stock in a private placement to Gordon Lee for a purchase price of $0.01 per share, pursuant to Section 4(2) of the Securities Act of 1933, as amended. The number of common shares issued and outstanding rose from 18,428,877 shares to 28,428,877 shares. The 10,000,000 shares issued to Gordon Lee represents 35.18% of the Company's current issued and outstanding voting common stock. The issuance does not affect the public float as the securities were not registered and therefore are restricted from trading.

ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 14, 2001, the Company dismissed its certifying accountant, Richard
A. Eisner & Company, LLP("Eisner"). Eisner's report on the financial statements for the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for the year ended December 31, 1999 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Eisner was approved by the Company's Board of Directors. During the year ended December 31, 1999, and the subsequent interim period through February 14, 2001, the Company has not had any disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of February 14, 2001 for the Company's fiscal year ending December 31, 2000.

The Company has not consulted Stefanou previously. Eisner's' letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 5.     OTHER EVENTS

Change of Address
-----------------

As of December 26, 2000, the Company changed its principal business address to Suite 625, 9800 S. Sepulveda Blvd., Los Angeles, CA 90045. The Company's new telephone number is (310) 342-0760.

Contract Cancellations
----------------------

On January 2, 2001 the agreement with Yangling Agricultural Hi-Tech Demonstration Zone ("Yangline") was cancelled by Yangling due to the Company's failure to deposit $200,000 into the joint venture, as required by the Cooperation Memorandum between the Company and Yangling. The Company's decision not to fund the joint venture is part of the general debt reduction and financial restructuring being implemented by the Company's new President.

The Letter of Authorization establishing the Company as its exclusive agent for the procurement of a fiber optics plant was withdrawn by the China Product Trade Net Center on January 2, 2001. No reason was given, however, the Company believes that the decision was made in connection with the Company's de-listing from the Nasdaq National Market.

Stock Issued to Settle Debts
----------------------------

On December 21, 2000, Common Stock was given as full payment of a $345,000 loan by Richard S. Barton in the amount of 690,000 unregistered shares in the name of Richard S. Barton, with piggy-back registration rights.

On December 21, 2000, 385,000 shares of unregistered Common Stock with piggy-back registration rights were granted to Dr. Victor Nee as full payment for $192,500 owed to him by Adatom for consulting services and travel expenses.

On December 21, 2000, 355,240 shares of unregistered Common Stock with piggy-back registration rights were given as full payment of a $177,620 loan given by US Clearing C/F Michele Ware (IRA Account).

On December 21, 2000, 18,000 shares of unregistered Common Stock with piggy-back registration rights were given as full payment of a $9,000 loan given by Dr. Sridhar Jagannathan.

On December 21, 2000, 970,750 unregistered warrants with piggy-back registration rights at a strike price of $0.03 were authorized to be issued to the employees as a group as full payment in lieu of cash compensation for their total past due wages. As of yet this has not been administered or offered to the former employees.

On December 21, 2000, 30,000 shares of unregistered Common Stock without piggy-back registration rights were given as full payment of a $1,400 debt for services rendered to National Internet Radio.

On December 21, 2000, 100,000 shares of unregistered Common Stock with piggy-back registration rights were given as full payment of a $50,000 debt for services rendered to Accountants Only!.

On December 21, 2000, 50,000 shares of unregistered Common Stock with piggy-back registration rights were given as payment to Jay Bidwell for services rendered in the form of administrative support to the Board of Directors.

Employee Lay-offs
-----------------

On December 4, 2000, all remaining former employees of the Company were laid off. The Company's Milpitas, California head office was closed shortly thereafter on December 26, 2000, and moved to its new location in Los Angeles.

An unknown number of former employees may have, or have actually, filed complaints with the California Labor Commission for unpaid salary. The Company believes that its potential legal liability for two months of salary owed to Employees may have a material affect on the financial viability of the Company. At this time, the extent of the Company's financial liability with respect to former employees is unknown. The Company's new management hopes to negotiate a settlement with any former employees who may be owed back-pay as part of management's general efforts to restructure the Company's debts and finances.

Other Material Transactions
---------------------------

On December 1, 2000, Sherman Leland gave a loan for $42,000 to the company to pay Directors and Officers liability insurance. On September 7, 2000, Ralph Frasier purchased 105,504 unregistered shares of Common Stock for $100,000. Under the terms of the purchase, Mr. Frasier had piggy-back registration rights. These shares have not been issued yet.

On September 1, 2000, David Cannon was granted 100,000 shares of unregistered Common Stock as payment of a debt owed to him as a result of the merger with Web Media Masters and Adatom.com, Inc. In addition, David Cannon was granted 25,000 non-transferable warrants at a strike price of $3.00. These shares and warrants have piggy-back registration rights. These shares and warrants have not been issued yet.

Jessup and Lamont purchased 150,00 shares of Common Stock. This stock has not yet been registered and has piggy-back registration rights.

Frank Madkins purchased 100,000 shares of Common Stock. This stock has not yet been registered and has piggy-back registration rights.

Preferred Shares Converted
--------------------------

On December 12, 2000, 5 shares of Series B Preferred Stock were converted into 41,695 shares of registered Common Stock by Alborz Select Opportunities Fund.

On December 12, 2000, 15 shares of Series B Preferred Stock were converted into 61,645 shares of registered Common Stock by IIG Equity Opportunities Fund.

On December 12, 2000, 65 shares of Series B Preferred Stock were converted into 291,047 shares of registered Common Stock by Target Growth Fund, Ltd.

On December 14, 2000, 56.8 shares of Series B Preferred Stock were converted into 222,720 shares of registered Common Stock by Alain Salem and 6,359 shares of unregistered restricted Common Stock.

On December 14, 2000, 36.4 shares of Series B Preferred Stock were converted into 146,804 shares of registered Common Stock by Magnolia Drive Investment Corp.

On December 14, 2000, 484.5 shares of Series B Preferred Stock were converted into 1,954,032 shares of registered Common Stock by Alborz Select Opportunities Fund.

Warrants Repriced
-----------------

On December 13, 2000, 6,250 warrants were repriced from $2.295 to $0.50 per share for Pietro Gattini and which were then executed and thereby issued 6,250 shares of registered Common Stock.

On December 13, 2000, 6,250 warrants were repriced from $2.119 to $0.50 per share for Pietro Gattini and which were then executed and thereby issued 6,250 shares of registered Common Stock.

On November 14, 2000, 81,250 warrants were repriced from $2.119 to $0.50 per share for Alborz Select Opportunities Fund and which were exercised and thereby issued 81,250 shares of registered Common Stock.

On November 14, 2000, 81,250 warrants were repriced from $2.295 to $0.50 per share for Alborz Select Opportunities Fund and which were exercised and thereby issued 81,250 shares of registered Common Stock.

On November 16, 2000, 27,500 warrants were repriced from $2.119 to $0.50 per share for Alborz Select Opportunities Fund and which were exercised and thereby issued 27,500 shares of registered Common Stock.

Litigation
----------

On October 10, 2000, mySimon, Inc., a California corporation filed suit against Adatom.com, Inc. for breach of contract alleging damages of $58,325.20. The suit alleges breach of contract. The Company has filed a defense denying the plaintiff's claim. Management believes that the outcome of the litigation is unlikely to have a material effect on the operations of the Company.

On or about August 19, 2000, Wallop Marketing Group Inc., a California corporation, filed suit against the Company for breach of contract alleging damages of $85,609.19. The Company has filed a defense denying the plaintiff's claim. Management believes that the outcome of the litigation is unlikely to have a material effect on the operations of the Company.

While an unfavorable outcome in either of the two above noted disputes is not expected to have a negative material impact on the Company's operations, management believes that an adverse ruling in both cases would have a combined effect that would have a material adverse affect on the Company's finances. If the Company's new management cannot successfully negotiate a restructuring of its debts with its creditors, then management anticipates that several more lawsuits for breach of contract may be filed against it in the coming months. The cumulative effect of such litigation would likely result in the Company's insolvency.

ITEM 6.     RESIGNATIONS OF REGISTRANTS' DIRECTORS

On November 28, 2000 Dr. Sridhar Jagannathan resigned as Chief technology Officer and from the Board of Directors of Adatom.com, Inc. (the "Company" or "Adatom").

On December 26, 2000 Richard Barton resigned as Chief Executive Officer and President of the Company.

On December 26, 2000, the entire Board of Directors consisting of Richard Barton, Victor Nee, Ralph Frasier, Debra Shaw appointed Gordon Lee Chief Executive Officer, President and Director of the Company prior to resigning from the Board of Directors themselves. Presently, Gordon Lee is the Company's sole Director. Under Delaware corporate law a corporation may have as few as one director.

There are no disagreements with former directors to report, and there are no letters of resignation to file as exhibits that would explain their reasons for resignation. The change in control was effected pursuant to an agreement between the departing Board of Directors and Gordon Lee whereby Mr. Lee has agreed to attempt a restructuring of the company's debts and a general corporate reorganization in the wake of the Company's de-listing from the Nasdaq National Market.

ITEM 7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
            AND EXHIBITS

(c)         Exhibits

            2 The plan of reorganization between Gordon Lee and Adatom.com, Inc.

            16        Letter on change in certifying accountant

            99        Press Release dated January 2, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  February 14, 2001                   Adatom.com, Inc.



                                           /s/ Gordon Lee
                                           -------------------------------------
                                           Gordon F. Lee
                                           President